Exhibit 8.1

•         Companies

	Equity interests (%)
Companies	12/31/2013	12/31/2012	Core business	Jurisdiction

Direct interest in subsidiaries: full consolidation
CSN Islands VII Corp.	100.00	100.00	Financial transactions	Grand Cayman/Cayman Island
CSN Islands VIII Corp.	100.00	100.00	Financial transactions	Grand Cayman/Cayman Island
CSN Islands IX Corp.	100.00	100.00	Financial transactions	Grand Cayman/Cayman Island
CSN Islands X Corp.	100.00	100.00	Financial transactions	Grand Cayman/Cayman Island
CSN Islands XI Corp.	100.00	100.00	Financial transactions	Grand Cayman/Cayman Island
CSN Islands XII Corp.	100.00	100.00	Financial transactions	Grand Cayman/Cayman Island
International Investment Fund (1)		100.00	Equity interests and financial transactions	Belize City/Belize
CSN Minerals S.L.U.	100.00	100.00	Equity interests	Madrid/Spain
CSN Export Europe, S.L.U.	100.00	100.00	Financial transactions and equity interests	Madrid/Spain
CSN Metals S.L.U.	100.00	100.00	Equity interests and financial transactions	Madrid/Spain
CSN Americas S.L.U.	100.00	100.00	Equity interests and financial transactions	Madrid/Spain
CSN Steel S.L.U.	100.00	100.00	Equity interests and financial transactions	Madrid/Spain
TdBB S.A	100.00	100.00	Dormant company	Panamá City/Panamá
Sepetiba Tecon S.A.	99.99	99.99	Port services	Itaguaí/RJ, Brazil
Mineração Nacional S.A.	99.99	99.99	Mining and equity interests	Congonhas/MG,Brazil
Florestal Nacional S.A. (2)		99.99	Reforestation	São Paulo/SP, Brazil
Companhia Florestal do Brasil	99.99		Reforestation	São Paulo/SP, Brazil
Estanho de Rondônia S.A.	99.99	99.99	Tin mining	Ariquemes/RO, Brazil
Cia Metalic Nordeste	99.99	99.99	Manufacture of packaging and distribution of steel products	Maracanaú/CE, Brazil
Companhia Metalúrgica Prada	99.99	99.99	Manufacture of packaging and distribution of steel products	São Paulo/SP, Brazil
CSN Cimentos S.A.	99.99	99.99	Cement manufacturing	Volta Redonda/RJ, Brazil
CSN Gestão de Recursos Financeiros Ltda.	99.99	99.99	Dormant company	São Paulo/SP, Brazil
Congonhas Minérios S.A.	99.99	99.99	Mining and equity interests	Congonhas/MG,Brazil
CSN Energia S.A.	99.99	99.99	Sale of electric powe	Rio de Janeiro/RJ, Brazil
FTL - Ferrovia Transnordestina Logística S.A. (3)	88.41	99.99	Railroad logistics	Fortaleza/CE, Brazil
Transnordestina Logística S.A. (4)		76.13	Railroad logistics	Fortaleza/CE, Brazil

Indirect interest in subsidiaries: full consolidation
CSN Aceros S.A.	100.00	100.00	Equity interests	Panama City/Panama
Companhia Siderúrgica Nacional LLC	100.00	100.00	Steel	Terre Haute/EUA
CSN Europe Lda.	100.00	100.00	Financial transactions, product sales and equity interests	Madeira Island/Portugal
CSN Ibéria Lda.	100.00	100.00	Financial transactions, product sales and equity interests	Madeira Island/Portugal
CSN Portugal, Unipessoal Lda.	100.00	100.00	Financial transactions and product sales	Madeira Island/Portugal
Lusosider Projectos Siderúrgicos S.A.	99.99	100.00	Equity interests	Seixal/Portugal
Lusosider Aços Planos, S. A.	99.98	99.94	Steel and equity interests	Seixal/Portugal
CSN Acquisitions, Ltd.	100.00	100.00	Financial transactions and equity interests	London/England
CSN Resources S.A.	100.00	100.00	Financial transactions and equity interests	Luxembourg/Grand Duchy of Luxembourg
CSN Holdings (UK) Ltd	100.00	100.00	Financial transactions and equity interests	London/England
CSN Handel GmbH	100.00	100.00	Financial transactions, product sales and equity interests	Vienna/Austria
Companhia Brasileira de Latas	59.17	59.17	Sale of cans and containers in general and equity interests	São Paulo/SP, Brazil
Rimet Empreendimentos Industriais e Comerciais S. A.	58.96	58.96	Production and sale of steel containers and forestry	Resende/RJ, Brazil
Companhia de Embalagens Metálicas MMSA	58.98	58.98	Production and sale of cans and related activities	Barra Mansa/RJ, Brazil
Empresa de Embalagens Metálicas - LBM Ltda.	58.98	58.98	Sales of containers and holding interests in other entities	Barra Mansa/RJ, Brazil
Empresa de Embalagens Metálicas - MUD Ltda.	58.98	58.98	Production and sale of household appliances and related products	São Paulo/SP, Brazil
Companhia de Embalagens Metálicas - MTM do Nordeste	58.98	58.98	Production and sale of cans and related activities	São Paulo/SP, Brazil
Companhia de Embalagens Metálicas - MTM	58.98	58.98	Production and sale of cans and related activities	Teresina/PI, Brazil
CSN Steel Comercializadora, S.L.U.	100.00	100.00	Financial transactions, product sales and equity interests	Madrid/Spain
CSN Steel Holdings 1, S.L.U.	100.00	100.00	Financial transactions, product sales and equity interests	Madrid/Spain
CSN Steel Holdings 2, S.L.U.	100.00	100.00	Financial transactions, product sales and equity interests	Madrid/Spain
Stalhwerk Thüringen GmbH	100.00	100.00	Production and sale of long steel and related activities	Unterwellenborn/Germany
CSN Steel Sections UK Limited	100.00	100.00	Financial transactions, product sales and equity interests	Southend- on-sea/England
CSN Steel Sections Czech Republic s.r.o.	100.00	100.00	Financial transactions, product sales and equity interests	Praha/Czech Republic
CSN Steel Sections Polska Sp.Z.o.o	100.00	100.00	Financial transactions, product sales and equity interests	Katowice/Poland

Direct interest in jointly controlled entities: proportionate consolidation
Itá Energética S.A.	48.75	48.75	Electric power generation	São Paulo/SP, Brazil
CGPAR - Construção Pesada S.A.	50.00	50.00	Mining support services and equity interests	Belo Horizonte/MG, Brazil
Consórcio da Usina Hidrelétrica de Igarapava	17.92	17.92	Electric power consortium	Belo Horizonte/MG, Brazil

Direct interest in jointly controlled entities: equity method
Nacional Minérios S.A.	60.00	60.00	Mining and equity interests	Congonhas/MG,Brazil
MRS Logística S.A.	27.27	27.27	Railroad transportation	Rio de Janeiro/RJ, Brazil
Aceros Del Orinoco S.A.	22.73	22.73	Dormant company	Panama City/Panama
CBSI - Companhia Brasileira de Serviços de Infraestrutura	50.00	50.00	Provision of services	Araucária/PR, Brazil
Transnordestina Logística S.A. (4)	77.30		Railroad logistics	Fortaleza/CE, Brazil

Indirect interest in jointly controlled entities: equity method
Namisa International Minérios SLU	60.00	60.00	Financial transactions, product sales and equity interests	Madrid/Spain
Namisa Europe, Unipessoal Lda.	60.00	60.00	Equity interests and sales of products and minerals	Madeira Island/Portugal
Namisa Handel GmbH	60.00	60.00	Financial transactions, product sales and equity interests	Vienna/Austria
MRS Logística S.A.	6.00	6.00	Railroad transportation	Rio de Janeiro/RJ, Brazil
Aceros Del Orinoco S.A.	9.08	9.08	Dormant company	Panama City/Panama

Direct interest in associates: equity method
Arvedi Metalfer do Brasil S.A.	20.00	20.00	Steel and equity interests	Salto/SP,Brazil

(1)     Company liquidated on May 9, 2013.

(2)     Company merged on September 30, 2013.

(3)     New corporate name of TFNE - Transnordestina Ferrovias do Nordeste S.A., changed on February 15, 2013.

(4)     On December 27, 2013, TLSA became a jointly controlled entity and the investment accounted for under the equity method, as mentioned in note 9.b.

•                     Exclusive funds

	Equity interests (%)
Exclusive funds	12/31/2013	12/31/2012	Core business

Direct interest: full consolidation
DIPLIC - Private credit balanced mutual fund	100.00	100.00	Investment fund
Mugen - Private credit balanced mutual fund	100.00	100.00	Investment fund
Caixa Vértice - Private credit balanced mutual fund	100.00	100.00	Investment fund